UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Global Blood Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

181 Oyster Point Blvd. South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 741-7700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2020, the Board of Directors (the “Board”) of Global Blood Therapeutics, Inc. (the “Company”) appointed Deval L. Patrick to the Board as a Class III director. Mr. Patrick was appointed to a newly created vacancy resulting from an increase in the size of the Board from eight to nine directors.

Mr. Patrick previously served as a member of our Board of Directors from April 2015 to November 2019. Mr. Patrick is the founder and chairman of TogetherFUND, a political action committee working to elevate the values of generational responsibility and servant leadership in public service. From April 2015 to December 2019, Mr. Patrick served as a managing director of Bain Capital, LP, and from January 2007 to January 2015, Mr. Patrick served as the governor of Massachusetts. Prior to his tenure in government, from 2000 to 2004, Mr. Patrick served as the executive vice president and general counsel at The Coca-Cola Company. Prior to that, he served as vice president and general counsel at Texaco Inc., from 1998 to 1999. He was a partner in two Boston law firms and, from 1994 to 1997, served as the Assistant Attorney General of the United States for Civil Rights in the Department of Justice. Mr. Patrick received an A.B. in English and American Literature from Harvard College and a J.D. from Harvard Law School.

Upon Mr. Patrick’s reappointment to the Board, and based on the recommendation of the Board’s Compensation Committee, the Board approved the grant to Mr. Patrick of the following equity awards on May 28, 2020: (i) an option to purchase 625 shares of the Company’s common stock at a per share exercise price of $68.75, the closing price of the Company’s common stock on the NASDAQ Global Select Market on the grant date, and (ii) an award of restricted stock units covering 2,400 shares of the Company’s common stock, both of which vest in a single installment one month after the grant date subject to Mr. Patrick’s continued service on the Board. Mr. Patrick did not receive any other equity awards in connection with his reappointment to the Board, but he will be eligible to receive annual equity awards as well as cash retainers in accordance with the Company’s Non-Employee Director Compensation Policy, as in effect from time to time, so long as he continues to serve on the Board. A copy of the Non-Employee Director Compensation Policy is filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 6, 2020.

Mr. Patrick is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Patrick and any other persons pursuant to which Mr. Patrick was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: June 1, 2020	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer (Principal Financial Officer)